                                                             EXHIBIT (a)(1)(xiv)


                            NEXT LEVEL COMMUNICATIONS

          ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS (AMENDED FORM)

Name of Optionee:  ___________________________________________________

Social Security Number (last 4 digits): ________________

        I have received the Offer to Exchange Certain Outstanding Options to Purchase Common Stock Under the 1999 Equity Incentive Plan dated July 11, 2001 and the Supplement to the Offer to Exchange Certain Outstanding Options to Purchase Common Stock Under the 1999 Equity Incentive Plan dated July 27, 2001. I understand that I am eligible to participate in this exchange program only if I (1) am not employed in a position of senior vice president level or higher and
(2) hold at least one option with an exercise price of $40.00 or higher per share. I understand that, by choosing to participate in this exchange program, I can elect to exchange any or all options (defined as an entire option grant) with an exercise price of $40.00 or higher per share that were granted to me under the Next Level Communications, Inc. 1999 Equity Incentive Plan. However, by so electing to exchange any such options, I will automatically be deemed to also have elected to exchange all options granted to me between February 8, 2001 and August 7, 2001, regardless of exercise price. In return, Next Level will grant me a new option entitling me to purchase a number of shares of common stock equal to the number of shares subject to the options I elect to exchange as promptly as practicable on or after the first trading day that is at least six months and one day after the date my exchanged options are cancelled, which will be on or after February 11, 2002 (the "replacement grant date"), provided that I am still employed by Next Level Communications on that date. The exercise price of the new option will be equal to the closing price of Next Level Communications stock on the replacement grant date.

        I understand that all of the terms of the new option will be substantially similar to the terms of the cancelled options, although I will receive no vesting credit with respect to my cancelled options between the cancellation date and the replacement grant date, a period which will be at least six months and one day. I understand that once the new option is granted to me, it will resume vesting on the same schedule as the options I elect for exchange, and that I will receive full credit for all vesting earned up until the cancellation date.

        I also understand that I will not be eligible to receive any other options until the replacement grant date.

        I recognize that, under certain circumstances set forth in the offer to exchange, Next Level Communications may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In any such event, I understand that the options elected for exchange but not accepted will remain in effect without change.

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        I have reviewed the list of my options that Next Level Communications has made available to me. I hereby give up my entire ownership interest in the options listed below and marked "Exchange/Cancel" and all options granted to me between February 8, 2001 and August 7, 2001, regardless of exercise price, and I understand that they will become null and void on August 8, 2001. I acknowledge that this election is entirely voluntary. I also acknowledge that this election will be irrevocable after 9:00 p.m. PDT on Tuesday, August 7, 2001.

        I hereby make the following election(s) with regard to my eligible options (an option is defined as an entire option grant):

--------------------------------------------------------------------------------------------------
                          Keep                                            Number of
                        (Do not                              Option        Option        Option
         Exchange       Exchange                             Grant         Shares        Grant
        & Cancel       & Cancel)                              Date       Outstanding     Price
--------------------------------------------------------------------------------------------------
1.         [ ]            [ ]         Option granted on:   _________      ________      $______
--------------------------------------------------------------------------------------------------
2.         [ ]            [ ]         Option granted on:   _________      ________      $______
--------------------------------------------------------------------------------------------------
3.         [ ]            [ ]         Option granted on:   _________      ________      $______
--------------------------------------------------------------------------------------------------
4.         [ ]            [ ]         Option granted on:   _________      ________      $______
--------------------------------------------------------------------------------------------------

        I also hereby acknowledge that any and all options to purchase Next Level Communications shares of common stock granted to me between February 8, 2001 and August 7, 2001 under the 1999 Equity Incentive Plan will be exchanged and cancelled under the terms of the exchange program.


------------------------------------------                  --------------------
Optionee's Signature                                                Date

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Optionee's Name

Participation Instructions:

        1. Complete this form and send by internal mail or post to Bob Vereschagin, Human Resources Department, Next Level Communications, Inc., 6085 State Farm Drive, Rohnert Park, California 94928 as soon as possible. This form must be received by the Human Resources Department before 9:00 p.m. PDT on Tuesday, August 7, 2001.

        2. Ensure that you receive confirmation of receipt from Next Level Communications within three (3) business days.

Accepted by Next Level Communications on:


                     , 2001
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        Next Level Communications, Inc.